EXHIBIT 11.1
                                                                    Page 1 of 2
                               UNISYS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)
                         (Millions, except share data)


Primary Earnings Per Common Share                         1996         1995
                                                      -----------  -----------
Average Number of Outstanding Common Shares           172,069,577  171,083,414
Additional Shares Assuming Exercise of Stock Options      462,294      902,171
                                                      -----------  -----------
Average Number of Outstanding Common Shares and
 Common Share Equivalents                             172,531,871  171,985,585
                                                      ===========  ===========

Income (Loss) From Continuing Operations                  $(  8.1)      $ 71.9
Dividends on Series A, B and C Preferred Stock              (60.4)      ( 59.9)
                                                          -------      -------
Primary Earnings (Loss) on Common Shares Before
 Discontinued Operations                                    (68.5)        12.0
Income From Discontinued Operations                                       12.5
                                                          -------      -------
Primary Earnings (Loss) on Common Shares                   $(68.5)       $24.5
                                                          =======      =======
Primary Earnings (Loss) Per Common Share
 Continuing Operations                                      $(.40)       $ .07
 Discontinued Operations                                                   .07
                                                          -------      -------
 Total                                                     $ (.40)       $ .14
                                                          =======      =======

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
 Shares and Common Share Equivalents                  172,531,871  171,985,585
Additional Shares:
 Assuming Conversion of Series A Preferred Stock       47,454,260   47,454,697
 Assuming Conversion of 8 1/4%
   Convertible Notes due 2000                          33,697,387   33,697,387
 Assuming Conversion of 8 1/4%
   Convertible Notes due 2006                          27,480,520
 Attributable to Stock Plans                              116,791       52,488
                                                      -----------  -----------
Common Shares Outstanding Assuming Full Dilution      281,280,829  253,190,157
                                                      ===========  ===========

Primary Earnings (Loss) on Common Shares Before
   Discontinued Operations                                 $(68.5)      $ 12.0
Exclude Dividends on Series A Preferred Stock                53.3         53.3
Interest Expense on 8 1/4%
  Convertible Notes, due 2000,
  Net of Applicable Tax                                       9.6          8.9
Interest Expense on 8 1/4%
  Convertible Notes, due 2006,
  Net of Applicable Tax                                       5.2
                                                          -------      -------
Fully Diluted Earnings (Loss) on
  Common Shares Before Discontinued Operations                (.4)        74.2
Income From Discontinued Operations                                       12.5
                                                          -------      -------

Fully Diluted Earnings (Loss) on Common Shares             $  (.4)     $  86.7
                                                          =======      =======
Fully Diluted Earnings (Loss) per Common Share
 Continuing Operations                                     $    0      $   .29
 Discontinued Operations                                                   .05
                                                          -------      -------
 Total                                                     $    0      $   .34
                                                          =======      =======

                                                                   EXHIBIT 11.1
                                                                    Page 2 of 2
                               UNISYS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)
                         (Millions, except share data)


                                                          1996         1995
                                                      -----------  -----------
Earnings (Loss) Per Common Share As Reported
Primary
  Continuing Operations                                    $( .40)      $  .07
  Discontinued Operations                                                  .07
                                                          -------      -------
      Total                                                $( .40)      $  .14
                                                          =======      =======
Fully Diluted
  Continuing Operations                                    $( .40)      $  .07
  Discontinued Operations                                                  .07
                                                          -------      -------
      Total                                                $( .40)      $  .14
                                                          =======      =======



The computation for 1996 is based on the weighted average number of outstanding common shares. In addition, the computation for 1995 includes common stock equivalents. Neither period assumes conversion of the convertible notes or Series A preferred stock since such conversions would have been antidilutive.